As filed with the Securities and Exchange Commission on February 14, 2022

Registration No. 333-12339

Registration No. 333-44233

Registration No. 333-62897

Registration No. 333-51510

Registration No. 333-127318

Registration No. 333-140573

Registration No. 333-151219

Registration No. 333-157473

Registration No. 333-162948

Registration No. 333-172102

Registration No. 333-179463

Registration No. 333-186442

Registration No. 333-193664

Registration No. 333-201805

Registration No. 333-215789

Registration No. 333-222729

Registration No. 333-229375

Registration No. 333-236119

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-12339

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44233

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-62897

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-51510

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-127318

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-140573

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151219

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157473

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162948

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172102

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179463

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186442

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193664

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-201805

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-215789

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-222729

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-229375

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236119

UNDER

THE SECURITIES ACT OF 1933

XILINX, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0188631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Logic Drive

San Jose, California 9514

(Address of principal executive offices, including zip code)

1988 Stock Option Plan

Amended and Restated 1990 Employee Qualified Stock Purchase Plan

1997 Stock Plan

2007 Equity Incentive Plan

RocketChips, Inc. 1996 Stock Option Plan

RocketChips, Inc. 1996 Director Stock Option Plan

RocketChips, Inc. 2000 Non-Qualified Stock Option Plan

RocketChips, Inc. 2000 Equity Incentive Stock Option Plan

Non-Qualified Stock Option Agreement for Paul M. Russo

(Full title of the plans)

Victor Peng

President

Xilinx, Inc.

2100 Logic Drive, San Jose, California 95124

(408) 559-7778

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Xilinx, Inc., a Delaware corporation (the “Registrant”), on Form S-8, in each case as amended by any post-effective amendments thereto (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Registrant’s common stock, par value $0.01 per share (the “Registrant’s Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•	Registration Statement No. 333-12339, filed with the SEC on September 19, 1996, registering a total of 3,760,000 shares of the Registrant’s Common Stock, consisting of (i) 3,300,000 shares under the Registrant’s 1988 Stock Option Plan and (ii) 460,000 shares under the Registrant’s 1990 Employee Qualified Stock Purchase Plan;
•	Registration Statement No. 333-44233, filed with the SEC on January 14, 1998, registering a total of 4,250,000 shares of the Registrant’s Common Stock, consisting of (i) 3,250,000 shares under the Registrant’s 1997 Stock Plan and (ii) 1,000,000 shares under the Registrant’s 1990 Employee Qualified Stock Purchase Plan;
•	Registration Statement No. 333-62897, filed with the SEC on September 4, 1998, registering a total of 3,500,000 shares of the Registrant’s Common Stock, consisting of (i) 1,500,000 shares under the Registrant’s 1997 Stock Plan and (ii) 2,000,000 shares under the Registrant’s 1990 Employee Qualified Stock Purchase Plan;
•	Registration Statement No. 333-51510, filed with the SEC on December 8, 2000, registering a total of 807,358 shares of the Registrant’s Common Stock, consisting of (i) 462,634 shares under the Registrant’s RocketChips, Inc. 1996 Stock Option Plan, (ii) 44,912 shares under the Registrant’s RocketChips, Inc. 1996 Director Stock Option Plan, (iii) 102,926 shares under the Registrant’s RocketChips, Inc. 2000 Non-Qualified Stock Option Plan, (iv) 183,518 shares under the Registrant’s RocketChips, Inc. 2000 Equity Incentive Stock Option Plan and (v) 13,368 shares under the Registrant’s Non-Qualified Stock Option Agreement for Paul M. Russo;
•	Registration Statement No. 333-127318, filed with the SEC on September 4, 1998, registering a total of 74,720,280 shares of the Registrant’s Common Stock, consisting of (i) 65,720,280 shares under the Registrant’s 1997 Stock Plan and (ii) 9,000,000 shares under the Registrant’s 1990 Employee Qualified Stock Purchase Plan;
•	Registration Statement No. 333-140573, filed with the SEC on February 9, 2007, registering a total of 12,000,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s 1990 Employee Qualified Stock Purchase Plan and (ii) 10,000,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-151219, filed with the SEC on May 28, 2008, registering a total of 12,000,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s 1990 Employee Qualified Stock Purchase Plan and (ii) 5,000,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-157473, filed with the SEC on February 23, 2009, registering a total of 6,000,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s Amended and Restated 1990 Employee Qualified Stock Purchase Plan and (ii) 4,000,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-162948, filed with the SEC on November 6, 2009, registering a total of 7,000,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s Amended and Restated 1990 Employee Qualified Stock Purchase Plan and (ii) 5,000,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-172103, filed with the SEC on February 8, 2011, registering a total of 6,500,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s Amended and Restated 1990 Employee Qualified Stock Purchase Plan and (ii) 4,500,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-179463, filed with the SEC on February 10, 2012, registering a total of 6,500,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s Amended and Restated 1990 Employee Qualified Stock Purchase Plan and (ii) 4,500,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-186442, filed with the SEC on February 4, 2013, registering a total of 5,500,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s Amended and Restated 1990 Employee Qualified Stock Purchase Plan and (ii) 3,500,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-193664, filed with the SEC on January 30, 2014, registering a total of 4,000,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s Amended and Restated 1990 Employee Qualified Stock Purchase Plan and (ii) 2,000,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-201805, filed with the SEC on January 30, 2015, registering a total of 5,000,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s Amended and Restated 1990 Employee Qualified Stock Purchase Plan and (ii) 3,000,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-215789, filed with the SEC on January 27, 2017, registering 2,500,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-222729, filed with the SEC on January 26, 2018, registering a total of 3,900,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s Amended and Restated 1990 Employee Qualified Stock Purchase Plan and (ii) 1,900,000 shares under the Registrant’s 2007 Equity Incentive Plan;
•	Registration Statement No. 333-229375, filed with the SEC on January 25, 2019, registering a total of 6,000,000 shares of the Registrant’s Common Stock, consisting of (i) 3,000,000 shares under the Registrant’s Amended and Restated 1990 Employee Qualified Stock Purchase Plan and (ii) 3,000,000 shares under the Registrant’s 2007 Equity Incentive Plan; and
•	Registration Statement No. 333-236119, filed with the SEC on January 28, 2020, registering a total of 8,000,000 shares of the Registrant’s Common Stock, consisting of (i) 2,000,000 shares under the Registrant’s Amended and Restated 1990 Employee Qualified Stock Purchase Plan and (ii) 6,000,000 shares under the Registrant’s 2007 Equity Incentive Plan.

On February 14, 2022 pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 26, 2020, by and among the Registrant, Advanced Micro Devices, Inc., a Delaware corporation (“AMD”), and Thrones Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AMD (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of AMD. As a result of the Merger, the Registrant is now a wholly owned subsidiary of AMD.

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Registrant in Part II of each Registration Statement to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of February 14, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 14th day of February, 2022.

XILINX, INC.

By:	/s/ Victor Peng
Victor Peng
President

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.